Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the CyberArk Software Ltd. 2014 Share Incentive Plan of our reports dated March 2, 2023, with respect to the consolidated financial statements of CyberArk Software Ltd. and the effectiveness of internal control over financial reporting of CyberArk Software Ltd. included in its Annual Report (Form 20-F) for the year ended December 31, 2022, filed with the Securities and Exchange Commission.

Tel Aviv, Israel	/s/Kost Forer Gabbay & Kasierer
March 2, 2023	A Member of Ernst & Young Global